Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of HealthEquity, Inc. of our report dated March 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in HealthEquity, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/c/ PricewaterhouseCoopers LLP

Salt Lake City, UT
September 6, 2024